UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 25, 2016

AMGEN INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-12477	95-3540776
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer of Identification No.)

One Amgen Center Drive Thousand Oaks, CA	91320-1799
(Address of principal executive offices)	(Zip Code)

805-447-1000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 25, 2016, Amgen Inc. (the “Company”) issued and sold €1,250,000,000 of its 1.250% Senior Notes due 2022 (the “2022 Notes”) and €750,000,000 of its 2.000% Senior Notes due 2026 (the “2026 Notes” and, together with the 2022 Notes, the “Notes”). The Notes are registered under an effective Registration Statement on Form S-3 (Registration No. 333-194103) (the “Registration Statement”), filed on February 24, 2014, and were issued pursuant to an indenture, dated as of May 22, 2014 (the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee, and an officer’s certificate, dated as of February 25, 2016 (the “Officer’s Certificate”), setting forth the terms of the Notes. Net proceeds to the Company from the offering were approximately €1,987,529,554, after deducting underwriters’ discounts and estimated offering expenses payable by the Company.

The relevant terms of the Notes are set forth in the Indenture, included as Exhibit 4.1 of the Company’s Current Report on Form 8-K, filed on May 22, 2014, and incorporated herein by reference, and the Officer’s Certificate (including forms of the Notes) attached hereto as Exhibit 4.2 and incorporated herein by reference.

The 2022 Notes will bear interest at a rate of 1.250% per annum, and the 2026 Notes will bear interest at a rate of 2.000% per annum, which, in each case, shall be payable annually in arrears on February 25 of each year, beginning on February 25, 2017. The 2022 Notes and the 2026 Notes will mature on February 25, 2022 and February 25, 2026, respectively.

In the event of a change in control triggering event, as defined in the Officer’s Certificate attached hereto as Exhibit 4.2, the holders of the Notes may require the Company to purchase for cash all or a portion of their Notes at a purchase price equal to 101% of the principal amount of Notes, plus accrued and unpaid interest, if any. The descriptions of the Indenture, the Officer’s Certificate and the Notes in this report are summaries and are qualified in their entirety by the terms of the Indenture, the Officer’s Certificate and the Notes, respectively.

The Notes will rank equal in right of payment to all of the Company’s other existing and future senior unsecured indebtedness, senior in right of payment to all of the Company’s existing and future subordinated indebtedness, effectively subordinated in right of payment to all of the Company’s subsidiaries’ obligations (including secured and unsecured obligations) and subordinated in right of payment to the Company’s secured obligations, to the extent of the assets securing such obligations.

Item 8.01	Other Events.

The Company is filing the computation of its ratio of earnings to fixed charges for the each of the five years from 2011 through 2015 as Exhibit 12.1 hereto, which is incorporated by reference into the Registration Statement.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Document Description

1.1	Underwriting Agreement, dated February 18, 2016, by and among the Company and Merrill Lynch International, Barclays Bank PLC, J.P. Morgan Securities plc and Deutsche Bank AG, London Branch, as representatives of the several underwriters named therein.

4.1	Indenture, dated as of May 22, 2014, between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.1 to Amgen Inc.’s Current Report on Form 8-K filed on May 22, 2014).

4.2	Officer’s Certificate of Amgen Inc., dated as of February 25, 2016, including forms of the Company’s 1.250% Senior Notes due 2022 and 2.000% Senior Notes due 2026.

5.1	Opinion of Latham & Watkins LLP, dated February 25, 2016.

12.1	Statement Regarding the Computation of Ratio of Earnings to Fixed Charges.

23.1	Consent of Latham & Watkins LLP included in Exhibit 5.1.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMGEN INC.

Date: February 25, 2016	By:	/s/ Jonathan P. Graham
	Name:	Jonathan P. Graham
	Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Document Description

1.1	Underwriting Agreement, dated February 18, 2016, by and among the Company and Merrill Lynch International, Barclays Bank PLC, J.P. Morgan Securities plc and Deutsche Bank AG, London Branch, as representatives of the several underwriters named therein.

4.1	Indenture, dated as of May 22, 2014, between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.1 to Amgen Inc.’s Current Report on Form 8-K filed on May 22, 2014).

4.2	Officer’s Certificate of Amgen Inc., dated as of February 25, 2016, including forms of the Company’s 1.250% Senior Notes due 2022 and 2.000% Senior Notes due 2026.

5.1	Opinion of Latham & Watkins LLP, dated February 25, 2016.

12.1	Statement Regarding the Computation of Ratio of Earnings to Fixed Charges.

23.1	Consent of Latham & Watkins LLP included in Exhibit 5.1.